Exhibit 99.1

Reliant Bancorp, Inc. Announces 2018 Second Quarter Earnings Call

BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 2, 2018--Reliant Bancorp, Inc. (“Reliant Bancorp”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that it will release its 2018 second quarter financial results on Wednesday, July 25, 2018, after the close of the market. The Company will hold a conference call to discuss second quarter results on Thursday, July 26, 2018, at 9:00 a.m. CDT, and the earnings conference call will be broadcast live over the Internet at www.webcaster4.com/Webcast/Page/1855/26380. A link to these events can be found on the Company’s website at www.reliantbank.com.

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner, Williamson, Maury and Hickman counties, Tennessee along with loan and deposit production offices in Rutherford and Hamilton counties, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of March 31, 2018, Reliant Bancorp had approximately $1.6 billion in total assets, approximately $1.1 billion in loans and approximately $1.3 billion in deposits. For additional information, locations and hours of operation, please visit their website at reliantbank.com.

CONTACT:
Reliant Bancorp, Inc.
DeVan Ard, 615-221-2020
Chairman, President and Chief Executive Officer